Exhibit 10.55

PORTIONS OF THIS EXHIBIT MARKED BY AN [**] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2.

Amendment 14 to

Worldspan Asset Management Offering Agreement

This amendment is the fourteenth amendment (“Amendment 14”) to the Asset Management Offering Agreement effective as of July 1, 2002, among Travelport, LP (formerly Worldspan L.P.) (“Travelport”), International Business Machines Corporation (“IBM”), and IBM Credit LLC (“IBM Credit”), Agreement ASVB594, as previously amended by Amendment 1 effective as of December 16, 2002, Amendment 2 effective as of December 31, 2003, Amendment 3 effective as of June 30, 2006, Amendment 4 effective as of January 1, 2007, Amendment 5 effective as of February 1, 2007, Amendment 6, effective as of October 1, 2007, Amendment 7, effective as of October 1, 2007, Amendment 8, effective as of October 1, 2007, Amendment 9, effective as of October 1, 2007, and Amendment 10, effective as of March 31, 2009, Amendment 11, effective as of March 31, 2010, Amendment 12,effective as of December 17, 2010, and Amendment 13, effective December 23, 2011 (collectively, the “AMO Agreement”).

Each term defined in the AMO Agreement shall have the same meaning in this Amendment 14 unless otherwise provided herein or inconsistent with the content hereof.

The purposes of this Amendment 14 are to replace, modify, or add certain terms in the AMO Agreement with the terms specified in this Amendment 14.

This Amendment 14 becomes effective as of November 21, 2012 (the “Effective Date of Amendment 14”), provided this Amendment is executed by the Parties on or before November 21, 2012.

It shall be a condition precedent to this Amendment 14 that IBM receive, via wire transfer or other electronic transfer on or before 3 PM Eastern Time on November 21, 2012, the amount of [**], as per the following electronic payment instructions:

PNC Bank

IBM Corporation

500 First Avenue

Pittsburgh, PA 15219

Bank Contact: Donna Haber

Telephone: 732-220-3258

[**]

This Amendment 14 may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. Any copy of this Amendment 14 made by reliable means is considered an original.

The Parties agree that this Amendment 14, which includes the associated documents attached hereto, is the complete agreement among the Parties with respect to the subject matter hereof and replaces any prior oral and/or written communications between the Parties concerning this subject matter. By signing below, the Parties agree to the terms of this Amendment 14.

Except for the changes specified in this Amendment 14, all other terms and conditions of the AMO Agreement remain unchanged. In the event of a conflict between this Amendment 14 and the AMO Agreement, this Amendment 14 will prevail.

Travelport, IBM and IBM Credit hereby agree that, as of the Effective Date of Amendment 14, the AMO Agreement shall be amended as follows:

1.	Monthly Payments Exhibit. Exhibit A (Monthly Payments) to the AMO Agreement is replaced in its entirety with the Exhibit A attached as Attachment 1 to this Amendment 14.

2.	Capacity Plan Exhibit. Exhibit B (Capacity Plan) to the AMO Agreement is replaced in its entirety with the Exhibit B attached as Attachment 2 to this Amendment 14.

3.	Current Machines Exhibit. Exhibit C (Current Machines) to the AMO Agreement is replaced in its entirety with the Exhibit C attached as Attachment 3 to this Amendment 14.

4.	Current Storage Machines. Exhibit C-1 (Current Storage Machines) to the AMO Agreement is deleted in its entirety.

5.	Settlement/Termination Percentages Exhibit. Exhibit F (Settlement/Termination Percentages) to the AMO Agreement is replaced in its entirety with the Exhibit F attached as Attachment 4 to this Amendment 14.

6.	Order Letter Exhibit. Exhibit G (Travelport Order Letter) to the AMO Agreement is replaced in its entirety with the Exhibit G attached as Attachment 5 to this Amendment 14.

7.	Preferred Pricing Arrangement Exhibit. Exhibit M (Preferred Pricing Arrangement) to the AMO Agreement is replaced in its entirety with the Exhibit M attached as Attachment 6 to this Amendment 14.

8.	Special Offering Attachment for VM Charges Exhibit. Exhibit N (Special Offering Attachment for VM Charges) to the AMO Agreement is replaced in its entirety with the Exhibit N attached as Attachment 7 to this Amendment 14.

9.	Table for System z Engine Deactivation Credit for Maintenance Services. Exhibit P (Table for [**] Engine Deactivation Credit for Maintenance Services) is replaced in its entirety with the Exhibit P attached as Attachment 8 to this Amendment 14.

10.	Expiration Date. The fifth paragraph on the first page of the AMO Agreement is amended by replacing the date “December 31, 2014” in the first sentence thereof with the date “December 31, 2017” and by adding thereto the following sentence:

“The period from November 21, 2012 (the “Effective Date of Amendment 14”) through December 31, 2017 may be referred to herein as the “Amendment 14 Extension Term”.”

11.	Order Letters. Section 1 of the AMO Agreement, entitled “Cancelled/Superseded Agreements”, is amended by adding thereto the following sentence:

“Order Letters issued during the Amendment 14 Extension Term shall begin with Order Letter 800.”

12.	Monthly Payments. Section 2 of the AMO Agreement, entitled “Monthly Payments”, is hereby amended in its entirety to read as follows:

“There will be a single monthly invoice for a “Monthly Payment” for all Machines and Programs (“Products”), Services, leases and financings subject to this AMO Agreement. Each such invoice will be in the form attached as Exhibit I, as that form may be modified from time to time by the mutual agreement of IBM and Travelport, and will provide detail sufficient to satisfy Travelport’s tax and accounting requirements; provided, however, that all such charges shall equal the Monthly Payment for that month. The Monthly Payments pursuant to this AMO Agreement do not necessarily correlate to the market price that Travelport may estimate it would pay for Products outside of this AMO Agreement (the “BAU Price” or “Business as Usual Price”). For the avoidance of doubt, the BAU Price is not the price charged for Products under this AMO Agreement, and the Monthly Payments under the AMO Agreement do not necessarily correlate to any charges (whether recurring or one-time charges) estimated by Travelport, including for Products leased or financed in the AMO Agreement.

Each monthly invoice will be prepared and submitted by IBM in the month prior to the month for which the Monthly Payment included therein is due. Unless and until Travelport directs IBM otherwise, each invoice will be addressed and submitted to Travelport, at its address at 300 Galleria Parkway, Atlanta, Georgia 30339. Each monthly invoice will be due on the fifteenth day of the month for which the Monthly Payment included therein is due, but no earlier than 30 days following Travelport’s receipt of the invoice, and will be payable directly to IBM. IBM Credit has authorized IBM to serve as its collection agent for amounts due to IBM Credit under this AMO Agreement or the TLA. Travelport’s payment to IBM of the Monthly Payments, as adjusted pursuant to this AMO Agreement, will constitute full compensation to IBM Credit for any leased Machines or other financed items that are subject to this AMO Agreement. IBM acknowledges receipt of the Monthly Payments due for all months prior to December 2012. A schedule of the Monthly Payments due for the months after November 2012 is attached as Exhibit A.

The Monthly Payments are due and payable, without any right of set-off or, subject to IBM complying with the last sentence of this paragraph, any defense of any kind, for the full term of this AMO Agreement and are not cancelable except as may be otherwise provided herein. However, any disputed amount solely owed to IBM, as provided in this AMO Agreement, is not required to be paid until the dispute is resolved, with each Party having the right to invoke the Dispute Resolution process set forth in Section 41 of this AMO Agreement if and when that Party deems appropriate; notwithstanding the foregoing, all amounts due to IBM Credit from IBM that are included in the Monthly Payments payable to IBM by Travelport shall be due and payable regardless of any dispute between IBM and Travelport, and regardless of whether IBM or Travelport has invoked the Dispute Resolution process hereunder. This AMO Agreement cannot be terminated except as provided herein or by agreement of the Parties. Furthermore, nothing in this Section 2 shall be construed to relieve IBM of its obligations under the ICA or any other agreement it may have with the Travelport Enterprise.

The Monthly Payments include any applicable charges for normal transportation, installation and deinstallation for Machines installed under this AMO Agreement.

Any charges for Products, Services or financings not specifically described in this AMO Agreement and/or its Exhibits will continue to be invoiced separately to Travelport.

The Monthly Payments do not include any provision for any taxes that may be applicable to the Products, Services, Leases or financing subject to this AMO Agreement. Travelport has responsibility for all such taxes other than taxes based on the net income of IBM or IBM Credit or franchise taxes, capital stock or net worth taxes imposed on IBM or IBM Credit.

Notwithstanding anything to the contrary in the ICA or the TLA, neither IBM nor IBM Credit will have the right or ability to change the Monthly Payments with respect to any Products or Services provided to Travelport under this AMO Agreement except as expressly provided in this AMO Agreement or otherwise mutually agreed by the Parties.

In addition, notwithstanding anything to the contrary in the ICA or the TLA, neither IBM nor IBM Credit will have the right or ability to change the terms and conditions relating to any Products or Services to be provided to Travelport under this AMO Agreement unless (i) such change is made to the comparable terms and conditions for all of IBM’s commercial customers, and (ii) such change does not adversely affect Travelport’s usage of the applicable Product or Service, as provided by IBM, or Travelport’s quiet enjoyment of the applicable Product or Services as provided by IBM Credit. If IBM or IBM Credit makes any permitted change to the terms and conditions relating to any Products or Services to be provided to Travelport under this AMO Agreement and such change is deemed unfavorable by Travelport, then, with thirty (30) days written notice prior to the applicable scheduled install date, Travelport may elect to remove any of the Products or Services affected by such change from this AMO Agreement, provided that with respect to any uninstalled Machines, Travelport must give IBM notice of the removal no later than thirty (30) days prior to the scheduled install date or ten (10) days after receiving notice of the permitted change, whichever is later. In the event of any such removal, the then current Monthly Payments will be reduced by the amount constituting the portion of the Monthly Payments attributable to the removed Products or Services, as confirmed by an Order Letter. Nothing in this Section 2 shall be construed to relieve Travelport of any obligation for any Lease or financing obligation subject to the TLA; provided, however, that Travelport shall not be required to comply with any such obligation until IBM has given Travelport written notice of the nature and terms of the obligation, which report is certified as accurate in all material respects by an authorized representative of IBM.”

13.	Included Agreements. Section 3 of the AMO Agreement, entitled “Included Agreements”, is hereby amended by replacing subsections a, b, and c thereof with the following:

“a.	WebServer Software Special Option, effective as of September 30, 2000, among Travelport (f/k/a Worldspan), IBM and IBM Credit, as supplemented and amended from time to time (the “WSSO”).

b.	Amended and Restated Enterprise Software Option Agreement, effective as of November 21, 2012, between Travelport (f/k/a Worldspan) and IBM, as supplemented and amended from time to time (the “ESO”).

c.	Travelport Enterprise Software and Services Option, effective as of November 21, 2012, among Travelport, IBM and IBM Credit, as supplemented and amended from time to time (the “TESSO”).

d.	To the extent described herein, the ICA and the TLA.”

14.	Base Capacity. Section 4 of the AMO Agreement, entitled “Base Capacity”, is hereby amended in its entirety to read as follows:

“4. Base Capacity

IBM and Travelport agree that the Machines listed in Exhibits B and C are included in the initial capacity (“Base Capacity”) subject to this AMO Agreement, the charges for which are included in the Monthly Payments. Exhibits B and C list all Machines included in the Base Capacity, including the Current Machines, which are listed in Exhibit C. The Machines listed in Exhibit B and Exhibit C, Section 1 will be leased by IBM Credit to Travelport under the terms of the TLA, as supplemented and modified by this AMO Agreement. The Machines listed in Exhibit C, Section 2 are owned by Travelport and therefore will not be leased by IBM Credit.”

15.	TPF Capacity. Section 6 of the AMO Agreement, entitled “TPF Capacity”, is hereby amended in its entirety to read as follows:

“6. TPF Capacity

The Parties agree that the System z processor capacity provided in the TPF Complex by IBM to the Travelport Enterprise to run IBM’s Transaction Processing Facility (“TPF”) software (the “TPF Workload”) shall be comprised solely of [**]. The charges for the [**] are included in the [**]. Until and unless [**] is used by Travelport, no charges will be due or payable by Travelport to IBM for the [**]. If at any time, in any increment, Travelport uses any amount of the [**] for TPF or zVM processing, then Travelport shall immediately become liable for, and make payment to IBM, for acquisition of such capacity at increments described in subsection (3) hereof.

(1) Definitions:

For purposes of the AMO Agreement, the following definitions apply and control:

“TPF Complex” means (i) the [**] identified in Exhibit B as the TPF Complex Replacement Machines, and (ii) the [**] identified in Exhibit B as the TPF Complex Displaced Machines until each of the Displaced Machines is replaced by the applicable Replacement Machine, all of which replacement will occur by [**].

“TPF System” means any base (as opposed to z/VM guest) TPF operating system and associated TPF Workload running in the TPF Complex.

“MIPS” means million instructions per second, which is a unit of measurement for the processing capacity of a Central Processor (“CP”). The capacity of an “Engine” (as further described below), or a Machine or a Central Electronic Complex (“CEC”) is sometimes described in MIPS. MIPS is solely an approximation of relative internal processor performance. The MIPS numbers in this AMO Agreement are specific to, and are to be used solely for measuring elements of, this AMO Agreement. These MIPS numbers are not intended for capacity planning purposes nor does IBM make any representation that they will be an accurate reflection of the results that Travelport might expect to achieve in its unique operational environment.

“TPF Adjusted Peak Capacity Usage” means, for each day, the highest number of MIPS used by the TPF Systems during that day, as described in the subsection below entitled “Capacity Utilization Reporting”.

“TPF Fixed Capacity” means the IBM [**] capacity, expressed in MIPS, acquired by Travelport on an ongoing, permanent basis via purchase or lease acquisition for the specific purpose of running the TPF Workload. It is specifically not TPF Buffer Capacity. z/VM Capacity is specifically a subset of TPF Fixed Capacity. To the extent zVM Capacity is executed, the TPF Fixed Capacity available for TPF Systems is reduced by an equal amount, i.e., the sum total of the capacity used by TPF Systems and z/VM Systems can never exceed the TPF Fixed Capacity.

“TPF Buffer Capacity” means the additional, incremental IBM [**] capacity, measured in MIPS, which is provided by IBM in aggregate across the TPF Complex above and beyond the TPF Fixed Capacity in the amount of approximately [**] of TPF Fixed Capacity.

“z/VM Capacity” is a subset of TPF Fixed Capacity and is the number of MIPS of the TPF Fixed Capacity that may be used for z/VM Systems. z/VM Capacity is limited to [**] MIPS running on an IBM System z Machine [**] and [**] MIPS running on another IBM [**] Machine [**], for an aggregate total of [**] MIPS of z/VM Capacity. The TPF operating system may be run as a guest of z/VM under the provisions of this paragraph.

“Engine” means an IBM System z Machine general purpose central processor on which the System z instruction set is executed and on which the TPF, z/OS or z/VM operating systems may execute. The MIPS capacity per Engine of IBM processor type [**] Machines is documented in Table B entitled “[**] CP MIPS”.

“z/VM System” means any system running in the TPF Complex that runs under the z/VM operating system.

“TPF Logical System” means a group of production LPARs supporting a specific Travelport customer or internal business function. Production TPF workloads are exclusively run on TPF Logical Systems. In no situation is an LPAR shared by more than one Logical System. As of November 21, 2012, there are [**] separate production LPARs that form [**] Logical Systems: [**].

“TPF Complex System” means (i) a TPF Logical System, (ii) a test TPF Systems that does not run as guest under z/VM, and (iii) a z/VM System.

“Daily Airline Hosting MIPS” means, for each day, the Airline Hosting MIPS used by the TPF Logical Systems during that day, as described in the subsection below entitled “Capacity Utilization Reporting.”

“ESO Agreement” means the Amended and Restated Enterprise Software Option Agreement referenced as an Included Agreement in Section 3.

“Airline Hosting MIPS” has the meaning specified in the ESO Agreement.

(2) Use of the TPF Complex:

Travelport’s use of the TPF Complex is limited as follows:

(a)	The use of the TPF Complex for z/VM Systems is restricted to the capacity for which the Travelport Enterprise has specifically licensed z/VM. This may include a license covered by the Revised Special Offering Attachment for VM Charges on IBM [**] Machines set forth in Exhibit N, a z/VM license owned by the Travelport Enterprise and applied to an Integrated Facility for Linux (“IFL”) processor, or any other z/VM licensing agreement between the Travelport Enterprise and IBM.

(b)	The use of the TPF Complex for TPF Systems is [**].

(c)	If the TPF Adjusted Peak Capacity Usage exceeds TPF Fixed Capacity MIPS for any measurement period for any day in any month, then Travelport must acquire during the following month additional TPF Fixed Capacity in engine boundary configurable increments equal to or greater than the prior month’s reported TPF Buffer Capacity MIPS usage. The purchase price for [**] procured by Travelport under this paragraph shall be the [**]. IBM will adjust TPF Buffer Capacity MIPS to ensure that TPF Buffer Capacity MIPS are approximately [**] of TPF Fixed Capacity, subject to IBM processor type [**] or IBM’s then currently available technology configuration rules. Maintenance Service and Program charges will be billed for all such additional TPF Fixed Capacity in accordance with any applicable agreements in effect between IBM and the Travelport Enterprise.

(3) General:

IBM shall provide the TPF Buffer Capacity, and Travelport agrees to purchase or lease TPF Fixed Capacity if TPF Buffer Capacity is used, under this AMO Agreement. Specifically, the IBM Buffer Capacity remains IBM’s owned asset until and unless procured by Travelport under the terms and conditions of this AMO Agreement. The capacities and settings of these IBM processor type [**] Machines are shown in Table A below, entitled “TPF Complex Setup”.

Table A

TPF Complex Setup

TRAVELPORT CEC DESIGNATION	IBM [**] PROCESSOR SERIAL NUMBER	TPF FIXED CAPACITY MODEL	TPF FIXED CAPACITY MIPS*	TPF FIXED + BUFFER CAPACITY MODEL	IBM OWNED TPF BUFFER MIPS*	TOTALTPF FIXED + BUFFER CAPACITY MIPS*	BUFFER MIPS PRECENTAGE	NUMBER OF TPF FIXED CAPACITY MIPS AVAILABLE TO RUN z/VM
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

*	zOS R1.11 mit MIPS

Note: The Machine capacity designated as available for z/VM Systems shown in the table above does not include capacity used for z/VM Systems on Integrated Facility for Linux (“IFL”) or Integrated Coupling Facilities (“ICF”).

Table B below, entitled “[**] CP MIPS”, shows MIPS data for each IBM processor type [**] capacity setting. The MIPS shown are calculated by multiplying the published IBM LSPR z/OS 1.11 Multi-Image Default Mixed Workload performance measurements by [**].

Table B

[**] CP MIPS

Processor Type-Model	#CPs	z/OS V1R11 Multi-image MIPS	MSUs
[**]	[**]	[**]	[**]

The MIPS shown above are derived from published IBM LSPR z/OS R1.11 Multi-Image Default Mixed Workload performance measurements of IBM machine type [**] Processors. They represent a broad approximation of mixed workload environments, and no representation or warranty is expressed or implied that these MIPS will be realized by Travelport. The Parties agree this MIPS data is to be used solely as a matter of convenience for the purposes discussed in this AMO Agreement.

(4) Capacity Utilization Reporting:

Travelport agrees to measure and report to IBM the number of MIPS used by all of the TPF Complex Systems. This report (the “Capacity Utilization Report”) will be provided to IBM on a monthly basis, in the format of a Microsoft Excel spreadsheet. The Capacity Utilization Report will be used to calculate (i) capacity utilized in excess of the TPF Fixed Capacity pursuant to this AMO Agreement, and (ii) Airline Hosting MIPS for purposes described in the ESO Agreement.

The Capacity Utilization Report will include, at a minimum:

•	The installed capacity setting of each Machine in the TPF Complex.

•

For each TPF Logical System, a list of production LPARs that comprise it and the percentage, if any, of its capacity that consists of Airline Hosting MIPS, using the methodology described below, or another methodology proposed by Travelport and acceptable to IBM, such acceptance to not be unreasonably withheld.

•	For each TPF Complex System, the average number of MIPS used in each [**] minute period beginning at midnight, Greenwich Mean Time, of each day ([**] measurements per TPF Complex System for each day).

•

For each [**] minute period, the sum of the average number of MIPS used by all the TPF Complex Systems. For each day, the highest of these numbers (the “Peak Capacity Usage” for that day) will be marked with an asterisk or other readily identifiable mark.

•

The average number of MIPS used by each TPF Complex System for each [**] minute measurement interval shall be calculated as the sum of the products of (i) each individual Production LPAR’s average utilization for that measurement interval, multiplied by (ii) the Total Enabled Machine Capacity at Initial Capacity Setting (in MIPS) from the TPF Complex Setup Table (Table A), multiplied by (iii) the ratio of the LPAR logical I-Streams to CEC Physical I-Streams.

•

For each [**] minute period, the number of MIPS used by each TPF Logical System that are Airline Hosting MIPS, which will be calculated by (i) multiplying (x) the number of MIPS used by each TPF Logical System during that [**] minute period by (y) the percentage of that system that consists of Airline Hosting MIPS, and (ii) taking the sum of the resulting products.

•

For each day, the Airline Hosting MIPS for the [**] minute period in which the Peak Capacity Usage occurred (the “Daily Airline Hosting MIPS”) will be marked with an asterisk or other readily identifiable mark.

•

A description of any circumstances that Travelport believes caused an abnormality in the data that should result in an adjustment to the Peak Capacity Usage or Peak Airline Hosting MIPS for any day, as described below.

•

Travelport will use the software product [**] from [**] in z/VM service machine LPARS on each [**] to measure capacity utilization for all z/VM Systems each minute, and [**] such measurements will be summed and averaged to establish each [**] minute z/VM Capacity utilization level that will be shown for that [**] minute period in the Capacity Utilization Report. Travelport may, with the approval of IBM, which will not be unreasonably withheld, change the method of calculating the z/VM usage.

•	For each production LPAR, a notation if that LPAR is running [**] or [**]

The Capacity Utilization Report for each month will be available to IBM no later than the 15th day of the following month, except, however, that no report will be required from Travelport during the period from the month when the first System [**] Displaced Machine is replaced with a System [**] Replacement Machine until the month after all [**] System [**] Displaced Machines have been replaced with the System [**] Replacement Machines, as described in Exhibit B, but no later than for calendar month April 2013 usage. Travelport will deliver the monthly report electronically to, at a minimum, the IBM AMO Project Executive, the IBM Client Executive, the IBM AMO Account Support Representative and the IBM TPF Product Line Manager. IBM will provide Travelport with appropriate contact information for each of these individuals, and will update that information as applicable.

In the event that an abnormality is apparent in the data reflected in the Capacity Utilization Report for any month, whether caused by an operational or data collection error or other unusual circumstance, the Parties will work in good faith to resolve such error or unusual circumstance. Travelport will clearly identify any such area of concern in the data and will provide additional information as reasonably requested by IBM to clarify the reason for the abnormality. The intention of the Parties is to identify unusual capacity abnormalities caused by unpredictable system situations, such as a “looping program” or Machines outage, and, as necessary, make mutually agreed upon adjustments to the TPF Adjusted Peak Capacity Usage, the Daily Airline Hosting MIPS, or both, that may be necessary to fairly reflect those abnormalities. This provision is not intended in any way to mitigate any real peaks in the workload of these Machines. The TPF Adjusted Peak Capacity Usage for each day will be the reported Peak Capacity Usage for that day as adjusted, if necessary, to account for any abnormality. The Daily Airline Hosting MIPS for each day will be the reported Airline Hosting MIPS for the [**] minute period in which the Peak Capacity Usage occurred for that day as adjusted, if necessary, to account for any abnormality.

Travelport will retain, for 60 days after the end of each month, data showing the MIPS used by each TPF Complex System during that month, as recorded by Travelport at one minute intervals. Within that 60 day period, Travelport agrees to provide that data to IBM upon receipt of a written request from IBM.

For the purpose of calculating capacity utilized in excess of the TPF Fixed Capacity, the Capacity Utilization Report for each month must report the highest TPF Adjusted Peak Capacity Usage for that month.

For the purpose of enabling the calculation of the Annual Airline Hosting MIPS Usage (as such term is defined in the ESO Agreement), the Capacity Utilization Report for each month must report the highest Daily Airline Hosting MIPS during that month.

The Capacity Utilization Report will include a specific column for [**], other hosted airlines, and Airline Hosting MIPS. The Airline Hosting MIPS will be the sum of the MIPS reported as described above for [**] and other hosted airlines.

For each TPF Logical System on which both GDS and Airline Hosting MIPS workloads are run, the percentage of that system’s capacity that consists of Airline Hosting MIPS will be measured and reported using the following method as appropriate to the TPF Logical System in question, or another method proposed by Travelport and acceptable to IBM, such acceptance to not be unreasonably withheld:

1.	“Sysco Data Collection” process, which is run on the TPF Logical System called WSP, will be used to calculate the Airline Hosting MIPS used by (1) [**], and (2) other hosted airlines. The “Sysco Data Collection” process will be run twice per day, once in the morning and once in the afternoon, both at or near the peak TPF Logical System utilization period. Travelport will indicate in the Capacity Utilization Report the [**] minute periods in which the “Sysco Data Collection” process is run each day. The two daily “Sysco Data Collection” process results will be averaged to determine the utilization percentages for both the GDS workload component and the Airline Hosting MIPS workload component of the WSP system. The resulting percentage will then be clearly displayed in each day’s Microsoft Excel data sheet in the Capacity Utilization Report and will be used to determine the Airline Hosting MIPS used by the WSP system. In the event that one of the two Sysco Data Collections in a day is cancelled or fails to report data, the data from the remaining Sysco Data Collection will be used. If neither Sysco Data Collection reports data, the data from the previous day will be used.

(5) Miscellaneous:

If Travelport requires additional configured TPF capacity in excess of that described in the TPF Complex Setup Table (Table A), then IBM will offer such capacity in configured Engine boundary increments specified by Travelport for either TPF System or z/VM System use. Maintenance Services and Programs will be charged for all such additional configured capacity. z/VM Capacity will be priced at IBM’s PPA pricing. Any other TPF Complex Machines or microcode enabled changes or additions will also be priced at IBM’s PPA pricing (as described in Exhibit M). Any associated Maintenance Services charges will be determined separately in accordance with any applicable agreements that may then be in effect between IBM and the Travelport Enterprise. Charges for Programs will be determined in accordance with any applicable agreement in effect between the Travelport Enterprise and IBM, including any applicable Additional Agreement. Notwithstanding the foregoing, IBM is not obligated to provide any equipment or any upgrade of installed equipment beyond the date that the equipment or upgrade is no longer available to IBM customers, as specified in any future withdrawal from marketing announcement.”

16.	Tape Products Allowance. Section 9 of the AMO Agreement, entitled “Tape Products Allowance”, is hereby deleted in its entirety.

17.	Capacity Reviews. Section 11 of the AMO Agreement, entitled “Capacity Reviews”, is hereby deleted in its entirety.

18.	Maintenance Services. Section 12 of the AMO Agreement, entitled “Maintenance Services” is hereby amended in its entirety to read as follows:

“12. Maintenance Services

During the term of this AMO Agreement and for the Monthly Payments specified herein, IBM will provide Maintenance Services for the Machines specified in Exhibit B and in Sections 1 and 2 of Exhibit C. The terms governing these Maintenance Services are contained in the IBM Master Services Attachment for Service Elite, Attachment number MAB7X7W, currently in effect between IBM and Travelport or any follow-on agreement that may subsequently be agreed-to that applies to these types of Machines. Additional terms specific to this AMO Agreement are contained in Exhibit H to this AMO Agreement.

The charges for the Maintenance Services will not be changed during the term of this AMO Agreement, except as expressly provided herein.”

19.	Settlement/Termination Charges. Section 16 of the AMO Agreement, entitled “Settlement/Termination Charges”, is amended by replacing the fourth paragraph thereof with the following:

“Notwithstanding anything in this AMO Agreement to the contrary, any Settlement Charge or Termination Charge payable by Travelport pursuant to this AMO Agreement will be reduced by any amounts that may have been then-previously paid by Travelport in connection with the termination of the TESSO.”

20.	Covenants. Section 19 of the AMO Agreement, entitled “Covenants”, is amended by adding at the end thereof the following paragraph:

“It shall be a condition precedent to the transactions contemplated by Amendment 14 to this AMO Agreement that Travelport provide an Agreement of Letter of Credit and an Irrevocable Letter of Credit (“ILOC”) from UBS AG in favor of IBM Credit in the initial amount of [**] and in form and substance satisfactory to IBM Credit in its sole discretion on or before 3 PM Eastern Time on November 21, 2012. The ILOC may be reduced in amount pursuant to an Agreement of Letter of Credit between IBM Credit and Travelport. If Travelport elects to make a prepayment toward the Monthly Payments hereunder in order to reduce the amount of the ILOC or otherwise, then IBM and Travelport will mutually restructure the remaining Monthly Payments to appropriately reflect the effect of that prepayment.”

21.	Termination Option. The first paragraph of Section 21 of the AMO Agreement, entitled “Termination Option”, is amended by replacing the date “April 1, 2011” with the date “December 1, 2013”.

22.	Confidentiality. Section 27 of the AMO Agreement, entitled “Confidentiality”, is amended in its entirety to read as follows:

“27. Confidentiality

The Parties agree that the terms of this AMO Agreement will be subject to the IBM Agreement for Exchange of Confidential Information, signed by IBM on October 5, 2010, between Travelport and IBM, as amended and supplemented (“AECI”). By signing this AMO Agreement, IBM Credit shall be deemed to be a party to the AECI and bound by its terms and conditions as of the Effective Date of this AMO Agreement.”

23.	Adverse Economic Event. Section 32 of the AMO Agreement, entitled “Adverse Economic Event”, is hereby deleted in its entirety.

24.	Additional Agreements. Section 34 of the AMO Agreement, entitled “Additional Agreements”, is amended in its entirety to read as follows:

“Each of the Additional Agreements listed below will be considered an Included Agreement for purposes of Section 3 of this AMO Agreement, and any monthly charges that would otherwise be payable pursuant to it for any period of time or transaction occurring during the period after November 21, 2012 through the Expiration Date, will be included in the Monthly Payments and are not separately payable:

1.	IBM WebServer Software Special Option, as amended

2.	Amended and Restated Enterprise Software Option Agreement, as amended

3.	Travelport Enterprise Software and Services Option Agreement, as amended.

4.	IBM Work Order to the IBM Master Project Resources Agreement for Consulting and Integration Services (MPRA), Project Title TPF Support and Consulting Services Work Order, dated March 31, 2010, as amended

5.	IBM Statement of Work for ServiceElite, On-Site Service Technician, Support Line and zSeries Software Services, Statement of Work Number: AG3BFV

6.	IBM Change Authorization, Project Name: Availability Manager, Contract CFTB1GF, Work Number WRJ5J, dated 07/27/12, Change Request 001, Agreement Number HW72730

7.	IBM Softek TDMF z/OS Annual Support Services Proforma, dated March 29, 2010, as amended

8.	IBM Trial or Loan of Products Supplement, Agreement #0116041, Supplement # LT2F99QM

9.	IBM Trial or Loan of Products Supplement, Agreement #0116041, Supplement # LT2F98XN

10.	IBM Trial or Loan of Products Supplement, Agreement #0116041, Supplement # LT2F9AJU

11.	Change Authorization for ServiceElite, Agreement #MAT9LL5

12.	IBM Letter for Conversion of Acquired IBM Programs to IBM Storage Hypervisor Licenses, dated November 14, 2012

This AMO Agreement does not modify the terms and conditions of the Additional Agreements listed above.”

25.	Programs and Services Allotments. Section 35 of the AMO Agreement, entitled “Programs and Services Allotments”, is hereby amended as follows:

(a)	Section 35.2, entitled “VM Software Subscription and Support Allotment (the “VM S&S Allotment”)”, is amended by replacing the table contained therein with the following table:

Period	Amount
07/01/06 – 06/30/07	[**]
07/01/07 – 06/30/08	[**]
07/01/08 – 06/30/09	[**]
07/01/09 – 06/30/10	[**]
07/01/10 – 06/30/11	[**]
07/01/11 – 06/30/12	[**]
07/01/12 – 06/30/13	[**]
07/01/13 – 06/30/14	[**]
07/01/14 – 12/31/14	[**]
01/01/15 – 12/31/15	[**]
01/01/16 – 12/31/16	[**]

(b)	Section 35.4, entitled “SoftwareXcel Allotment”, is amended by replacing the table contained therein with the following table:

Period	Amount
07/01/06 – 06/30/07	[**]
07/01/07 – 06/30/08	[**]
07/01/08 – 06/30/09	[**]
07/01/09 – 03/31/10	[**]
04/01/10 – 12/31/10	[**]
01/01/11 – 12/31/11	[**]
01/01/12 – 12/31/12	[**]
01/01/13 – 12/31/13	[**]
01/01/14 – 12/31/14	[**]
01/01/15 – 12/31/15	[**]
01/01/16 – 12/31/16	[**]

(c)	Section 35.9, entitled “Transportation/Deinstallation Allotment”, is hereby deleted in its entirety, and IBM confirms that the remaining allotment previously collected by IBM in the amount of [**] is applied in full to the Monthly Payments in Exhibit A.

26.	Significant Business Downturn: Section 42 of the AMO Agreement, entitled “Significant Business Downturn”, is hereby amended as follows:

(a)	Subsection (a) thereof is amended by adding thereto the following:

“The parties agree that Travelport appropriately executed the agreed reduction to the Monthly Payment related to this subsection commencing as of April 1, 2012, and the parties agree that any remaining reductions were included when calculating the mutually agreed Monthly Payments in Exhibit A added by Amendment 14, and no further reductions are available pursuant to this subsection after the Effective Date of Amendment 14.”

(b)	Subsection (b) thereof is amended in its entirety to read as follows:

“(b) If an event, or series of events, beyond the reasonable control of the Travelport Enterprise (for example, terrorist attacks, war, strikes, fire, flood, earthquake, and other acts of God) results in, or is reasonably anticipated to result in, a significant and sustained reduction in the Travelport Enterprise’s requirements for the Products and Services provided by IBM in connection with this AMO Agreement, then upon the request of Travelport, the Parties shall negotiate in good faith to agree upon equitable adjustments to the future charges and other applicable provisions of this AMO Agreement, as well as their related agreements, to appropriately reflect such reduced requirements. Such good faith negotiations will in no way relieve Travelport of its obligations to IBM Credit.”

27.	Next Generation Airline Passenger Service Systems. Section 43 of the AMO Agreement, entitled “Annual Review of Innovation Solutions Options”, is hereby amended in its entirety to read as follows:

“43. Next Generation Airline Passenger Service Systems

IBM agrees that it will use commercially reasonable efforts to assist Travelport in developing next generation airline passenger service systems to satisfy the ongoing requirements of [**] and Travelport’s other existing airline customers. Nothing in this Section shall be construed to cause IBM to provide any Product, Service or resource without charge.”

28.	Machines Allotment. Section 47 of the AMO Agreement, entitled “Machines Allotment”, is hereby deleted in its entirety.

29.	[**] Services. Section 48 of the AMO Agreement, entitled “[**] Services”, is amended in its entirety to read as follows:

“48. [**] Services

Included in [**] is a remaining amount of [**] (the “TPF Services Allotment”) to be applied to charges for TPF Program-related Services, including associated [**] services (collectively, “Eligible TPF Services”), to assist in the [**]. This allotment is not financed by IBM Credit.

If the full amount of the TPF Services Allotment has not been used for Eligible TPF Services by [**], then Travelport may use the remaining portion of the TPF Services Allotment for any new Products or Services that it may obtain from IBM.

The TPF Services Allotment provided pursuant to this Agreement must be used during the term of this Agreement. Eligible TPF Services will be provided (i) at then-current fair values, as mutually agreed, or in accordance with any other agreements that may then be in effect between IBM and the Travelport Enterprise, and (ii) pursuant to a mutually agreed to Statement of Work issued under the IBM Customer Agreement referenced herein as an Associated Document, or any equivalent agreement in effect between IBM and the Travelport Enterprise. In the event of the expiration or termination of this AMO Agreement prior to the Travelport Enterprise’s use of the amount of TPF Services Allotment specified above, IBM shall retain any unused portion of such amount.

Any travel and living expenses associated with the provision of the Eligible TPF Services that are pre-approved in writing by Travelport, as well as any taxes applicable to the Eligible TPF Services, are in addition to any charges for Eligible TPF Services. IBM will invoice Travelport for such charges and Travelport agrees to pay such charges.

The parties agree, and IBM confirms, that [**] of the total TPF Services Allotment of [**] has been applied to reduce the upfront payment reflected in the fifth paragraph of Amendment 14 to this AMO Agreement from [**].”

30.	Listed Programs Services. Section 49 of the AMO Agreement, entitled “Listed Programs Services”, is amended in its entirety to read as follows:

“49. Listed Programs Services

As of November 21, 2012, the “LP Services Allotment” available to Travelport under this Section 49 has a remaining balance of [**] (the “Initial LP Services Allotment”). In addition, the [**] include an additional allotment of [**] (the “Additional LP Services Allotment”), making the total amount of the LP Services Allotment available to Travelport as of January 1, 2013 [**]. This LP Services Allotment may be applied, at Travelport’s election, to charges for IBM Services related to the Listed Programs (as such term is defined in the WSSO and the TESSO), including associated [**] services (collectively,

“Eligible LP Services”). Travelport may also elect to apply the LP Services Allotment to [**] or [**] included in the [**]. The LP Services Allotment may not be applied to the leased or financed portion of the [**].

This allotment is not financed by IBM Credit.

IBM will make available the Initial LP Services Allotment as of November 21, 2012 and the Additional LP Services Allotment as of January 1, 2013.

The LP Services Allotment provided pursuant to this AMO Agreement must be used prior to [**]. Eligible LP Services will be provided (i) at then-current fair values, as mutually agreed, or in accordance with any other agreements that may then be in effect between IBM and the Travelport Enterprise, and (ii) pursuant to a mutually agreed Statement of Work issued under the ICA or any equivalent agreement in effect between IBM and the Travelport Enterprise. If the LP Services Allotment is not used by [**] or upon the earlier expiration or termination of this AMO Agreement prior to Travelport’s use of the amount of LP Services Allotment specified above, IBM shall retain any unused portion of such amount.”

31.	System z Engine Deactivation Credit for Maintenance Services. Section 50 of the AMO Agreement, entitled “[**] Engine Deactivation Credit for Maintenance Services”, is hereby amended in its entirety to read as follows:

“50. System z Engine Deactivation Credit for Maintenance Services

Upon 30 days’ notice from Travelport, IBM will deactivate any of the engines in the System z Machines listed in Exhibit B as requested by Travelport. IBM will provide Travelport a System z Engine Deactivation Credit for Maintenance Services (“Deactivation Credit”) for any such deactivation. The Deactivation Credit will be calculated from the table in Exhibit P and will be the difference of the Monthly Amount Per Feature Code of the current Processor CP Setting and the Monthly Amount Per Feature code of the new Processor CP Setting. The Deactivation Credit will be applied to reduce the [**] in [**] increments from the month following the Processor CP setting reduction until [**]. The Deactivation Credit will be confirmed via an Order Letter.”

32.	Credit Incentive Allotment. The AMO Agreement is amended by adding after Section 50 thereof a new Section 51 to read as follows:

“51. Credit Incentive Allotment

In consideration for signing Amendment 14 to this AMO Agreement, IBM will make available to Travelport an allotment of funding in the amount of [**] (the “Credit Incentive Allotment”), which is included in the [**]. Travelport may apply the Credit Incentive Allotment to [**] or [**] included in the [**]. The Credit Incentive Allotment may not be applied to the leased or financed portion of the [**].

This allotment is not financed by IBM Credit and is prepaid to IBM.

IBM will make available the full amount of the Credit Incentive Allotment upon receipt of the [**]. The use of the Credit Incentive Allotment will be documented in an Order Letter.

The Credit Incentive Allotment provided pursuant to this AMO Agreement must be used prior to [**]. Eligible IBM Products and Services will be provided (i) at then-current fair values, as mutually agreed, or in accordance with any other agreements that may then be in effect between IBM and the Travelport Enterprise, and (ii) pursuant to a mutually agreed Statement of Work issued under the ICA or any equivalent agreement in effect between IBM and the Travelport Enterprise. If the Credit Incentive Allotment is not used by [**] or upon the earlier expiration or termination of this AMO Agreement prior to Travelport’s use of the amount of Credit Incentive Allotment specified above, IBM shall retain any unused portion of such amount.”

33.	Software Acquisition Allotment. The AMO Agreement is amended by adding after Section 51 thereof a new Section 52 to read as follows:

“52. Software Acquisition Allotment

The [**] include an allotment of [**] (the “Software Acquisition Allotment”) to be applied to charges for new IBM Programs and Subscription and Support for Programs not included in the WSSO. Travelport may also elect to apply the Software Acquisition Allotment to [**] or [**] included in the [**]. The Software Acquisition Allotment may not be applied to the leased or financed portion of the [**].

This allotment is prepaid and financed by IBM Credit as TLA Option S.

IBM will make available the full amount of the Software Acquisition Allotment upon receipt of the [**]. The use of the Software Acquisition Allotment will be documented in an Order Letter.

The Software Acquisition Allotment provided pursuant to this AMO Agreement must be used prior to [**]. The IBM Products or Services purchased with the Software Acquisition Allotment will be provided (i) at then-current fair values, as mutually agreed, or in accordance with any other agreements that may then be in effect between IBM and the Travelport Enterprise, and (ii) pursuant to a mutually agreed Statement of Work issued under the ICA or any equivalent agreement in effect between IBM and the Travelport Enterprise. If the Software Acquisition Allotment is not used by [**] or upon the earlier expiration or termination of this AMO Agreement prior to Travelport’s use of the amount of Software Acquisition Allotment specified above, IBM shall retain any unused portion of such amount.”

34.	Option to Acquire [**] or Then-Current Technology. The AMO Agreement is amended by adding after Section 52 thereof a new Section 53 to read as follows:

“53. Option to Acquire [**] or Then-Current Technology

Travelport will have the option (“System z Upgrade Option”) to upgrade (i) the [**] systems (“[**] systems”) set forth in Table B below to [**] of IBM’s then-most current commercially available high-end System z technology systems, and (ii) the [**] systems (“[**] systems”) set forth in Table B below to [**] of IBM’s then-most current commercially available high-end System z technology systems, each for a new [**] term. For avoidance of doubt, the System z Upgrade Option is to upgrade all of the aforementioned systems, and not a portion thereof, at the same time. Travelport may only exercise the System z Upgrade Option by giving IBM written notice thereof from [**] through [**]. The lease rent for the upgraded systems will be the then-existing lease rent for the replaced [**] systems and [**] systems plus or minus the amounts set forth in the “Increase/Decrease (+)/(-) to Monthly Rent” column in Table A below (the “System z Upgrade Adjustment Amounts”), which amounts are based upon the date Travelport exercises the System z Upgrade Option and may be changed as described in the following paragraph.

The System z Upgrade Adjustment Amounts set forth in Table A below are based on the lease payments for the [**] and/or [**] systems as of [**], and if there is any change or restructuring of those lease payments prior to Travelport’s exercise of the System z Upgrade Option, whether as a result of changes to the [**] systems or the [**] systems, prepayments, or otherwise, then at that time any associated changes to the System z Upgrade Adjustment Amounts will be negotiated and mutually agreed upon by Travelport and IBM Credit as documented in an Order Letter.

Any adjustment in the lease rent for the upgraded systems pursuant to this Section will be reflected by a corresponding adjustment in the Monthly Payments payable pursuant to this AMO Agreement.

The transactions contemplated by this section are contingent on Travelport executing all necessary documents reasonably requested by IBM Credit and providing an ILOC from UBS AG, or another financial institution with a Moody’s Investors Service issuer rating of A3 or higher, in favor of IBM Credit for the incremental financed amount for the upgraded systems over the financed amount for the replaced systems, with such documents being in form and substance satisfactory to IBM Credit in its sole discretion. The ILOC shall be provided to IBM Credit on or prior to the date of execution of the documents necessary to effect the acquisition of the system upgrades hereunder.

Table A

Month Option Exercised	Month Shipped	Payment Start Date	Increase (+)/Decrease (-) to Monthly Rent
[**]	[**]	[**]	[**]

This System z Upgrade Option is based on the maximum incremental MIPS (as defined in Section 6) added to the Machine(s) for the specific configurations of the footprint(s) as reflected in Table B below. However, in addition to these incremental MIPS, IBM will continue to provide the TPF Buffer Capacity as provided in Section 6.

The prices reflected in the System z Upgrade Option are for [**] footprints of IBM’s then-most current commercially available high-end System z technology system, each with the options and features included in the corresponding system being replaced, and do not include the price of any additional options or features. In addition, these prices assume the replaced machines are returned no later than [**] days after the installation of the new upgraded machines. Installation services are not included and are in addition to the prices reflected in the System z Upgrade Option.

IBM has the right to reasonably approve or refuse requested configurations of IBM’s then-most current commercially available high-end System z technology systems. IBM will only deliver technology systems which are publicly announced or generally available from IBM.

Final pricing for the System z Upgrade Option may be adjusted by mutual agreement based on announcement level LSPR performance in a mixed workload environment.

The information in this Section is confidential to IBM and is subject to the terms of the AECI.

Table B

		CURRENT [**]				UPGRADED SYSTEM
DESCRIPTION	OPERATING SYSTEM	TYPE-MODEL	CAPACITY MODEL	BOOKS	MIPS	BOOKS	MAXIMUM INCREMENTAL MIPS
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

35.	Acquisition of Future MIPS on IBM System [**] or Then Currently Available Technology. The AMO Agreement is amended by adding after Section 53 thereof a new Section 54 to read as follows:

“54. Acquisition of Future MIPS on IBM System [**] or Then Currently Available Technology

IBM will provide Travelport an option to acquire up to [**] additional engines, up to a maximum of [**] MIPS, on either (i) the [**] Machines subject to Amendment 14 to this AMO Agreement, or (ii) the then current technology available to Travelport.

This additional capacity may be acquired in a single increment or in multiple increments. IBM will allow the additional capacity to be installed on any of the Travelport TPF CECs, as long as the total additional engine count does not exceed [**] total engines and is for no more than [**] MIPS in total, across the [**] as of the Effective Date of Amendment 14. All upgrades implementing this additional capacity must be made on engine capacity boundaries and be deliverable by microcode only. All TPF Buffer Capacity required by the additional capacity must also be deliverable by microcode only. Any additional infrastructure required for either additional or buffer capacity may result in additional charges.

If and when Travelport acquires any of this additional capacity, Travelport will pay [**] per MIPS and IBM will issue to Travelport a credit upon receipt of payment equal to [**] per MIPS. IBM will determine the MIPS capacity settings.

Travelport may also obtain from IBM maintenance for any of this additional capacity at a price [**] per MIPS; provided that this pricing (i) applies only to upgrades, not to downgrades, and (ii) cannot be applied to net new Machines.”

36.	Storage Education and Software Services Allotment. The AMO Agreement is amended by adding after Section 54 thereof a new Section 55 to read as follows:

“55. Storage Education and Implementation Services Allotment

The [**] include an allotment of [**] (the “Storage Implementation Allotment”) to be applied to charges for IBM storage education and implementation services. The Storage Implementation Allotment may not be applied to any leased or financed invoices.

This allotment is prepaid and financed by IBM Credit as TLA Option S.

IBM will make available the full amount of the Software Implementation Allotment upon receipt of the [**]. The use of the Storage Implementation Allotment will be documented in an Order Letter.

The Storage Implementation Allotment provided pursuant to this AMO Agreement must be used prior to [**]. The IBM storage education and implementation services purchased with this Storage Implementation Allotment will be provided (i) at then-current fair values, as mutually agreed, or in accordance with any other agreements that may then be in effect between IBM and the Travelport Enterprise, and (ii) pursuant to a mutually agreed Statement of Work issued under the ICA or any equivalent agreement in effect between IBM and the Travelport Enterprise. If the Storage Implementation Allotment is not used by [**] or upon the earlier expiration or termination of this AMO Agreement prior to Travelport’s use of the amount of Storage Implementation Allotment specified above, IBM shall retain any unused portion of such amount.”

37.	IBM HW Upgrade Allotment. The AMO Agreement is amended by adding after Section 55 thereof a new Section 56 to read as follows:

“56. IBM HW Upgrade Allotment

The [**] include an allotment of [**] (the “IBM HW Upgrade Allotment ”) to be applied to lease charges for new IBM Machine Features installed, on and after [**], on Machines subject to this AMO Agreement, as amended by Amendment 14 hereto.

This allotment is prepaid and financed by IBM Credit as TLA Option S.

IBM will make available the full amount of the IBM HW Upgrade Allotment upon receipt of the [**]. The use of the IBM HW Upgrade Allotment will be documented in an Order Letter.

The IBM HW Upgrade Allotment provided pursuant to this AMO Agreement must be used prior to [**]. The IBM Machines Features acquired with this IBM HW Upgrade Allotment will be provided (i) at then-current fair values, as mutually agreed, or in accordance with any other agreements that may then be in effect between IBM and the Travelport Enterprise. If the IBM HW Upgrade Allotment is not used by [**] or upon the earlier expiration or termination of this AMO Agreement prior to Travelport’s use of the amount of IBM HW Upgrade Allotment specified above, IBM shall retain any unused portion of such amount.”

38.	Existing Credits/Funds. The AMO Agreement is amended by adding after Section 56 thereof a new Section 57 to read as follows:

“57. Existing Credits/Funds

The following credits and funds to which Travelport became entitled prior to the Effective Date of Amendment 14 will be retained for later use by Travelport:

(a)	The Parties agree that there is [**] remaining from the [**] described in Order Letter 731, which amount will be retained for later use by Travelport in accordance with the provisions of that Order Letter.

(b)	The Parties agree that there is [**] remaining from the [**] provided in Section 35.7 of this AMO Agreement, which amount Travelport may use to acquire [**] from IBM notwithstanding the deletion of that Section of this AMO Agreement.

(c)	The Parties agree that there is [**] remaining from the Order Letter 759 Credit for [**], which amount will be retained for later use by Travelport in accordance with the provisions of that Order Letter.

(d)	The Parties agree that there is [**] remaining from the Order Letter 778 Credit for [**], which amount will be retained for later use by Travelport in accordance with the provisions of that Order Letter.

(e)	The Parties agree that there is [**] for [**] remaining from the Order Letter 722, Attachment B, IBM Letter dated November 23, 2010, which amount will be retained for later use by Travelport in accordance with the provisions of that Order Letter. ”

38.	Continued Effect. Except for the changes specified in this Amendment 14, all other terms and conditions of the AMO Agreement remain unmodified.

39.	Entire Agreement. The Parties agree that this Amendment 14 and the Included Agreements are the complete agreement between the Parties and replace any prior oral and/or written communications between the parties concerning this subject matter. By signing below, the Parties agree to the terms of this Amendment 14. If there is a conflict between the terms of this Amendment and the terms of an Included Agreement, this Amendment 14 prevails.

Agreed to:
Travelport, LP by Travelport Holdings, LLC, its General Partner

By:	/s/ Mark Ryan
Authorized Signature

Name:	Mark Ryan

Date:	November 21, 2012
Jurisdiction of Organization: Delaware

Agreed to:		Agreed to:
International Business Machines Corporation		IBM Credit LLC

By:	/s/ M.C. Henne	By:	/s/ Nicholas P. Rogers
	Authorized Signature		Authorized Signature

Name:	M.C. Henne	Name:	Nicholas P. Rogers

Date:	November 21, 2012	Date:	November 21, 2012

Customer No.: 9885094

AMO Agreement No.: ASVB594

IBM Customer Agreement No.: JJT-0003

Term Lease Agreement No.: JJT-0001

Attachment 1

Exhibit A

Monthly Payments

The Monthly Payments shall be as follows:

Month	Monthly Payment
[**]	[**]

Note: It shall be a condition precedent to the transactions contemplated by Amendment 14 to this AMO Agreement that IBM receive, via a wire transfer on or before 3:00 PM Eastern Time on 11/21/2012, the amount of US [**] as provided in the fifth paragraph of Amendment 14 to this AMO Agreement, as per the following electronic payment instructions:

PNC Bank

IBM Corporation

500 First Avenue

Pittsburgh, PA 15219

Bank Contact:             Donna Haber

Telephone:                  732-220-3258

[**]

Attachment 2

Exhibit B

Capacity Plan

Processor Capacity Plan

Environment definitions by Workload:

TPF Complex: The TPF Complex is composed of [**] Machines currently operating in the existing Travelport GDS System. This complex will be created via the upgrade of these [**] machines to [**] machines. These Machines will be shipped by IBM on or before November 30, 2012 and upgraded as shown in Attachment 1.

zOS Complex: zOS applications are currently hosted on [**] Machines, serials [**]. This complex will be created via the upgrade of these [**] Machines to [**] machines. These Machines will be shipped by IBM on or before November 30, 2012 and upgraded as shown in Attachment 1.

I.	TPF, zOS and DR Complexes:

Hybrid Machine Upgrades

As part of the IBM Hybrid Program (“Hybrid Program”), the Leases for the Base Capacity Machines identified below as “Displaced Machines” are being terminated on the Lease Termination Dates shown below and the Displaced Machines are being returned by Travelport to IBM Credit. The Leases associated with the Displaced Machines will be terminated and the Lease termination charges will be financed by IBM Credit upon the installation of the corresponding Replacement Machines and such termination charges are included in the Monthly Payments. As a replacement to the Displaced Machines, Travelport is receiving the upgraded IBM Replacement Machines identified below and further described in Attachment 1 to this Exhibit B, which will be leased to Travelport under the TLA and subject to this AMO Agreement.

A.	TPF Complex:

IBM will deliver [**] Machines as specified below for use in the Travelport Enterprise’s TPF Complex as defined above:

TPF Complex Displaced Machines		TPF Complex Replacement Machines
Machine-Model-Serial #	Lease Termination Date	Machine-Model Plant Order#	Estimated Date of Installation	Return Date
[**]	[**]	[**]	[**]	[**]

These Machines are being leased pursuant to TLA Option B+.

B.	zOS Complex:

IBM will deliver [**] Machines as specified below for use in the Travelport Enterprise’s zOS Complex as defined above:

zOS Complex Displaced Machines		zOS Complex Replacement Machines
Machine-Model-Serial #	Lease Termination Date	Machine-Model Plant Order#	Estimated Date of Installation	Return Date
[**]	[**]	[**]	[**]	[**]

These Machines are being leased pursuant to TLA Option B+.

The Replacement Machines are the result of new IBM upgrades being added to used IBM Credit base Machines. The Displaced Machines must be returned to IBM Credit by [**]. As of the applicable Lease Termination Dates,

Travelport releases all of its interest in the Displaced Machines and IBM Credit agrees to discontinue the Leases for the Displaced Machines and to relieve Travelport from all continuing obligations after the Displaced Machines are returned to IBM Credit, provided Travelport has paid all amounts due and payable or any other amounts (such as taxes) that may have accrued for the Displaced Machines up to the applicable Termination Dates. Travelport acknowledges it shall continue to be responsible for those obligations that would survive the discontinuance of the Lease for Displaced Machines as set forth in the TLA.

If Travelport returns any of the Displaced Machines to IBM Credit prior to [**], IBM will provide a Monthly Early Return Credit from the date of return through [**], in the applicable amount shown in the table below for each specified Displaced Machine.

Type	Model	Serial Number	Monthly Early Return Credit
[**]	[**]	[**]	[**]

Normal installation of the Replacement Machines, as well as de-installation, packing and return shipping of the Displaced Machines, will not be separately chargeable to Travelport; however should Travelport fail to return any of the Displaced Machines by [**], IBM shall charge Travelport a rental fee as shown in the table below for each retained Displaced Machine for each month or partial month such Displaced Machines are retained by Travelport after the [**] return date. Maintenance Services charges will be in addition to the amounts shown below.

Displaced Machine Serial	Rent/Month
[**]	[**]

Installation and De-installation

For the Machines specified above, IBM shall be responsible for normal installation of the Machines and de-installation of the Machines. IBM shall also be responsible for the normal de-installation of the Machine Modifications indicated in Attachment 1. IBM will not provide, nor be liable for, de-installation or other services for Machines not leased under this AMO Agreement or for movement of Machines between buildings.

II.	Additional Storage Systems Capacity:

Storage Systems

Travelport is receiving the Machines identified below and further described in Attachment 2 to this Exhibit B, which will be leased to Travelport under the TLA and subject to this AMO Agreement.

A.	[**]

	Term; Repair Level	Machines
Warranty Period:	12 Months, 24x7x4 Standard Warranty	[**]

Maintenance Services:	24x7x4 post Warranty Hardware Maintenance to 12/31/2016	[**]

Custom Technical Support:	Full Shift from installation to 12/31/2016	[**]

Supportline:	Full Shift from installation to 12/31/2016	[**]

[**]

Type	Model	Order Number	Estimated Date of Installation	TLA Option	Lease End Date
[**]	[**]	[**]	[**]	[**]	[**]

[**]

Type	Model	Order Number	Estimated Date of Installation	TLA Option	Lease End Date
[**]	[**]	[**]	[**]	[**]	[**]

[**]

Type	Serial Number	Order Number	MES Number	Estimated Date of Installation	TLA Option	Lease End Date
[**]	[**]	[**]	[**]	[**]	[**]	[**]

B.	[**] Infrastructure

	Term; Repair Level	Machines
Warranty Period:	12 Months, 24x7x4 Standard Warranty 36 Months, 24x7 (Warranty Service Upgrade) Not applicable as this is licensed functions	[**]

Maintenance Services:	24x7x4 post-warranty HW Maintenance to 12/31/2016 Not applicable as this is licensed functions	[**]

Custom Technical Support:	Full Shift from installation to 12/31/2016	[**]

Supportline:	N/A	[**]

Type	Model	Order Number	Estimated Date of Installation	TLA Option	Lease End Date
[**]	[**]	[**]	[**]	[**]	[**]

C.	[**]

	Term; Repair Level	Machines
Warranty Period:	36 Months, 24x7 (warranty service upgrade)	[**]

Maintenance Services:	24x7x4 maintenance through 12/31/2016 Not applicable as this is licensed functions	[**]

Custom Technical Support:	Full Shift, through 12/31/2016	[**]

Supportline:	Full Shift, through 12/31/2016	[**]

Type	Model	Order Number	Estimated Date of Installation	TLA Option	Lease End Date
[**]	[**]	[**]	[**]	[**]	[**]

D.	[**]

	Term; Repair Level	Machines
Warranty Period:	36 Months, 24x7 (warranty service upgrade) Not applicable as this is licensed functions	[**]

Maintenance Services:	24x7x4 maintenance through 12/31/2016 Not applicable as this is licensed functions	[**]

Custom Technical Support:	Full Shift, through 12/31/2016	[**]

Supportline:	Full Shift, through 12/31/2016	[**]

Type	Model	Order Number	Estimated Date of Installation	TLA Option	Lease End Date
[**]	[**]	[**]	[**]	[**]	[**]

E.	[**]: Production Upgrades, new Development Infrastructure

	Term; Repair Level	Machines
Warranty Period:	12 Months, 24x7x4 Warranty 12 months 24x7x4 Warranty on the MES Upgrade	[**]

Maintenance Services:	24x7x4 maintenance through 12/31/2016	[**]

Custom Technical Support:	Full Shift, from installation through 12/31/2016	[**]

Supportline:	Full Shift, from installation through 12/31/2016	[**]

Type	Model	Order Number	Estimated Date of Installation	TLA Option	Lease End Date
[**]	[**]	[**]	[**]	[**]	[**]

F.	[**]

	Term; Repair Level	Machines
Warranty Period:	12 Months, 24x7x4 36 Months, 24x7 (Warranty service upgrade) Not applicable as this is licensed functions	[**]

Maintenance Services:	24x7x4 post warranty HW Maintenance to 12/31/2016 Not applicable as this is licensed functions	[**]

Custom Technical Support:	Full Shift from installation to 12/31/2016	[**]

Supportline:	Full Shift from installation to 12/31/2016	[**]

Type	Model	Serial Number/ Order Number	Estimated Date of Installation	TLA Option	End of Lease Date
[**]	[**]	[**]	[**]	[**]	[**]

III.	Additional [**] Systems:

[**] Systems

Travelport is receiving the Machines identified below and further described in Attachment 3 to this Exhibit B, which will be leased to Travelport under the TLA and subject to this AMO Agreement.

	Term; Repair Level	Machines
Warranty Period:	36 Months, 24x7x4 Warranty Service Upgrade Not applicable as this is licensed function:	[**]

Maintenance Services:	24x7x4 post Warranty Hardware Maintenance to 12/31/2016 Not applicable as this is licensed function	[**]

Custom Technical Support:	Not applicable	[**]

SWMA for AIX Standard Edition:	Full shift from installation to 12/31/2016	[**]

Type	Model	Serial Number/ Order Number	MES Number	Estimated Date of Installation	TLA Option	Return Date
[**]	[**]	[**]	[**]	[**]	[**]	[**]

Software

Part#	Description
[**]	[**]

Attachment 1 to Exhibit B

Configurations of the [**] Machine Modifications for the TPF Complex

Warranty Services are included for 12 months. After the expiration of the warranty, Maintenance Services are included with these Machines through [**].

1.	CEC100

Product	Description	Qty
[**]	[**]	[**]

2.	CEC200

Product	Description	Qty
[**]	[**]	[**]

3.	CEC300

Product	Description	Qty
[**]	[**]	[**]

4.	CEC400

Product	Description	Qty
[**]	[**]	[**]

5.	CEC500

Product	Description	Qty
[**]	[**]	[**]

6.	CEC600

Product	Description	Qty
[**]	[**]	[**]

7.	SYS61

Product	Description	Qty
[**]	[**]	[**]

8.	SYS63

Product	Description	Qty
[**]	[**]	[**]

Attachment 2 to Exhibit B

Configurations of the Storage Systems

A.	[**]

a.	[**]

Machine / Feature	Description	Qty
[**]	[**]	[**]

b.	[**]

Machine / Feature	Description	Qty
[**]	[**]	[**]

c.	[**]

Machine / Feature	Description	Serial #	Qty
[**]	[**]	[**]	[**]

B.	[**] Infrastructure

a.	[**]

Machine / Feature	Description	Qty
[**]	[**]	[**]

b.	[**]: Qty [**] of the [**] configuration below:

Machine / Feature	Description	Serial #	Qty
[**]	[**]	[**]	[**]

C.	[**]

Machine / Feature	Description	Qty
[**]	[**]	[**]

D.	[**] Machines

Machine / Feature	Description	Qty
[**]	[**]	[**]

E.	New Development [**] Upgrades

Machine / Feature	Description	Serial #	Qty
[**]	[**]	[**]	[**]

F.	[**].

a.	[**] to be installed at [**]

Machine / Feature	Description	Qty
[**]	[**]	[**]

b.	[**] for [**]:

Machine / Feature	Description	Qty
[**]	[**]	[**]

c.	[**] for [**]:

Machine / Feature	Description	Serial #	Qty
[**]	[**]	[**]	[**]

Attachment 3 to Exhibit B

Configurations of the [**] Systems

[**] Systems [**]

1.	[**]

Machine / Feature	Description	Qty
[**]	[**]	[**]

2.	[**]

Machine / Feature	Description	Qty
[**]	[**]	[**]

3.	[**] Upgrades

Machine / Feature	Description	Serial #	Qty
[**]	[**]	[**]	[**]

4.	Software

Part#	Description
[**]	[**]

Attachment 3

Exhibit C

Current Machines

Section 1. Travelport - Leased Machines

A.	Maintenance Services are included for the Machines listed below until the applicable Return Date for each such Machine.

Processors:

Machine Type	Model	Serial	Return Date	Repair Level
[**]	[**]	[**]	[**]	[**]

B.	Maintenance Services are included for each of the Machines listed below until the applicable Maintenance End Date shown below.

Machine Type	Model	Serial	Maintenance End Date	Repair Level	TLA Option	Lease End
[**]	[**]	[**]	[**]	[**]	[**]	[**]

B.	The following Travelport - Leased Machines are on warranty or prepaid maintenance. Upon warranty or prepaid maintenance expiration, Maintenance Services are included for the Machines shown below until the applicable Maintenance End Date shown below.

Machine Type	Model	Serial	Expiration of Warranty or Prepaid Maintenance	Maintenance End Date	Repair Level	TLA Option	Lease End
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Section 2. Travelport - Owned Machines

A.	The following Travelport -owned Machines are currently on warranty or prepaid maintenance. Upon warranty or prepaid maintenance expiration, Maintenance Services are included for the Machines shown below until the applicable Maintenance End Date shown below.

Machine Type	Model	Serial	Expiration of Warranty or Prepaid Maintenance	Maintenance End Date	Repair Level
[**]	[**]	[**]	[**]	[**]	[**]

B. The following Travelport -owned Machines are currently on Maintenance Services and will remain on Maintenance Services until the Maintenance End Date shown below.

Machine Type	Model	Serial	Maintenance End Date	Repair Level
[**]	[**]	[**]	[**]	[**]

Section 3. Supportline, Customer Technical Support and Software Maintenance

The following Machines are covered by the noted Services in the table below for the dates stated below.

Service Description	Machine Type	Model	Serial	Service Start	Service End Date	Repair Level
[**]	[**]	[**]	[**]	[**]	[**]	[**]

IBM and Travelport will perform a reconciliation of Exhibit C and if discrepancies are found, IBM will adjust the [**] based on the additions and or deletions which Travelport and IBM mutually agree to make to Exhibit C.

The [**] include all Maintenance Services, Supportline and Custom Technical Support for the Products included in [**]. Once all serial numbers and installation dates are obtained for the Products included in [**], IBM will send Travelport an Order Letter adding that information to Exhibit C without any adjustment to the [**] or other additional charge to Travelport.

Attachment 4

Exhibit F

Settlement/Termination Percentages

I.	Termination Percentages

Termination Date	Termination Percentage
[**]	[**]

II.	Settlement Percentages

Default Date	Settlement Percentage
[**]	[**]

Attachment 5

Exhibit G

Travelport Order Letter

Attention: Order Letter Administrator, Fax Number: (877) 426-2493, Email: oiocso@br.ibm.com

Subject: Asset Management Offering Agreement, effective as of July 1, 2002, among IBM, IBM Credit and Travelport; AMO Agreement No. ASVB594, as amended (collectively, the “AMO Agreement”).

Order Letter Number:

Travelport hereby orders and, if applicable, leases or finances from IBM Credit, the Machines, Programs and/or Services listed below in accordance with the terms of the subject AMO Agreement.

(Travelport hereby terminates the Machines, Programs, and/or Services listed below in accordance with the terms of the subject AMO Agreement.)

Customer Number:	9885094
Installed at Address:	760 Doug Davis Dr; Hapeville, GA 30354
Product Type, Model/Feature, Description:
Plant Order or MES Number:
Serial Number:
Customer Requested Arrival Date:
Estimated Date of Installation:
Return Date:
Term:
TLA Option:
Warranty Period:
IBM Licensed Internal Code (LIC)*:
Production Status:
Warranty- Type of Service:

Charges:	The Monthly Payments under the AMO Agreement will be increased (decreased) $XXXXX.XX per month for XX months effective from XX/XX/XX through XX/XX/XX for the transactions in this Order Letter./The Monthly Payments under the AMO Agreement will not be changed for the transaction in this Order Letter.

Contractual Basis for Charges:	Request of Mr./Ms. , Travelport

Additional Settlement/Termination Percentages:

Travelport authorizes IBM or IBM Credit to fill in serial numbers for the Machines listed in this Order Letter.

The transactions included in this Order Letter may contain a combination of recurring charges (such as for Monthly License Charge Software and Maintenance Services) and Equipment leasing and non-Equipment financing. For leasing and financing transactions, the following TLA Options describe the type of transaction.

TLA Options (Summary details available upon request):

B	- Lease for Machine with fair market value end-of-lease options and Lessor is the owner for tax purposes.

B+	- Lease for Machine with fair market value end-of-lease options.

B$	- Lease for Machine with one dollar end-of-lease purchase option and Lessor assumes for tax purposes that Lessee is the owner.

B’	- Lease for Machine with prestated end-of-lease options and Lessor assumes for tax purposes that Lessee is the owner.

L	- Lease for used Equipment supplied by Lessor

S	- Loan for IBM Financed Items.

T	- Loan for non-IBM Financed Items.

Certain Machines contain Licensed Machine Code (LMC) or Licensed Internal Code (LIC). LMC and LIC are licensed under the terms of the agreements provided with the LMC and LIC and those agreements govern Travelport’s use of that LMC or LIC. Authorization to use LMC or LIC is only for the number of processors, amounts of storage, or other quantities acquired by Travelport which is also indicated in the Machine’s “Description” field of this Order Letter.

LIC*: LIC* means Specific Machine using Licensed Internal Code

The Parties agree that:

1.	This Order Letter shall serve as a Transaction Document to the ICA (as defined in the AMO Agreement) and/or an Exhibit to the TLA (as defined in the AMO Agreement).

2.	Reproductions of this fully executed Order Letter by reliable means will be considered equivalent to an original hereof.

3.	Neither IBM nor IBM Credit makes any representation whatsoever regarding the accounting treatment applicable to charges for the transactions under this Order Letter.

4.	With respect to any Machine ordered in this Order Letter, if Travelport contractually agrees to capacity monitoring of the Machine, then, in order for Travelport to comply with such terms, IBM Credit will allow the installation of any changes, additions, and/or capacity monitoring Machines or software on such Machine by its manufacturer, or permit its manufacturer to monitor the Machine capacity.

5.	Unless otherwise agreed to in writing by the Parties and prior to the return to IBM Credit of any Machine ordered in this Order Letter, Travelport is responsible for removing all information and data, including, but not limited to, programs not licensed to that specific Machine. IBM Credit has no obligation to remove Travelport’s or any other party’s information from the Machine.

6.	Risk of Loss: IBM bears the risk of loss or damage for each Machine up to the time it is delivered to the IBM-designated carrier for shipment to Travelport or Travelport’s designated location. Thereafter, Travelport bears the risk. Each Machine is covered by insurance, arranged and paid for by IBM for Travelport, covering the period until it is delivered to Travelport or Travelport’s designated location. For any loss or damage report the loss or damage in writing to IBM within 10 business days of delivery.

IBM and/or IBM Credit may file a copy of this Order Letter to perfect its purchase money security interest.

By signing below, Travelport confirms that its correct legal name is “Travelport, LP” and that its jurisdiction of organization is Delaware.

By signing below for our respective Enterprises, the Parties agree to the terms of this Order Letter without modification.

Agreed to:
Travelport, LP by Travelport Holdings, LLC, its General Partner	Customer No.: 9885094

Jurisdiction of Organization: Delaware
By:
Authorized Signature	AMO Agreement No.: ASVB594

Name (type or print)	IBM Customer Agreement No.: JJT-0003

Date:	Term Lease Agreement No.: JJT-0001

Agreed to:	Agreed to:
International Business Machines Corporation	IBM Credit LLC

By:	By:

Authorized Signature	Authorized Signature

Name (type or print)	Name (type or print)

Date:	Date:

Attachment 6

Exhibit M

Preferred Pricing Arrangement

For incremental capacity to the Processor Capacity Plan for System z Machines contemplated by this AMO Agreement, IBM will provide Travelport with the following Preferred Pricing Arrangement (“PPA”) terms and conditions, so long as IBM continues to offer a System z Preferred Pricing Arrangement to any other commercial customer in the United States.

It is Travelport’s intent to satisfy all of the Travelport Enterprise’s future incremental System z Processor requirements with Products acquired new directly from IBM. Beginning on the signature date of the AMO Agreement, IBM will provide Travelport with the most favorable prices generally made available in the United States to our best end user commercial customers at the time of proposal (“Most Favorable Prices”). Most Favorable Prices is defined as the piece parts transaction purchase price which is equal to or lower than the lowest price received from IBM by any other commercial end user for “Equivalent Technology” operating in an OS/390, MVS, VM, VSE, VM, VSE, zVM or zOS environment up to the date the proposal is requested. “Most Favorable Prices” is measured in CPU price per MIPS. “Equivalent Technology” for System z is defined as the same IBM Machine type/model and configuration or modification. These Most Favorable Prices will apply to the eligible Products listed below when such Products are acquired by Travelport new directly from IBM in, and for use in, the United States under standard terms and conditions, as reflected in the IBM Customer Agreement (“ICA”) JJT-0003. Any unique terms and conditions in individual transactions between IBM and Travelport may require that the prices to Travelport be adjusted. Capitalized terms not defined herein are defined in the ICA.

IBM will make available to Travelport, at the time of proposal and up to the time of sale, the benefits of any promotional offerings that IBM is then making generally available in the United States to an end-user commercial customer for eligible products. If Travelport qualifies for and selects any such promotional offering, it shall be in lieu of the Most Favorable Prices provided by this Arrangement.

The eligible product machine type is [**].

Industry specific products; product pricing for capacity tied to specific applications as set out in Attachment A to this Exhibit, if applicable, which is attached hereto and made a part hereof; outsourcing; asset management offerings; open infrastructure offerings; used products; product pricing for dedicated disaster recovery, coupling facilities, or for limited incremental or negative capacity; and IBM products not listed above shall not be considered for purposes of establishing the Most Favorable Prices each quarter and are excluded from this Arrangement. If and to the extent IBM modifies Attachment A, or an equivalent document, for all of its commercial customers, IBM may change Attachment A by providing Travelport an amended Attachment A, in writing, at any time. Such amendment will be effective immediately. In addition, unauthorized prices; prices offered to resolve a customer complaint or customer litigation; promotional; other offerings which require the acceptance of the unique terms and conditions associate with the offering; and special bid prices authorized to sell products withdrawn from marketing and credits provided for the purpose of providing loaner capacity shall not be considered for purposes of establishing the Most Favorable Prices each quarter and are excluded from this Arrangement.

Unless otherwise agreed to by IBM, Product purchases pursuant to this Arrangement shall not be considered eligible revenues for purposes of any existing IBM revenue incentive offerings.

Travelport agrees not to disclose the terms or existence of this Arrangement to any third party without IBM’s prior written approval, unless required by law. Notwithstanding the foregoing, Travelport may disclose the existence and terms of this Arrangement to its legal counsel and independent auditors under the terms of a written confidentiality agreement between Travelport and such party sufficient to require that party to treat the existence and terms of this Arrangement as confidential in the accordance with this Section and to require that party not to use the existence or terms of this Arrangement for the benefit of any other person or entity.

IBM may, at any time, terminate the provisions of this Arrangement, by written notice to Travelport, if IBM no longer offers terms and conditions similar to those contained in this PPA to any of its commercial customers. This Arrangement shall, unless otherwise terminated, expire on the Expiration Date of the AMO Agreement. However, obligations under the above-referenced ICA or any other agreement between IBM and Travelport shall survive the termination of this Arrangement.

Attachment A to Exhibit M (Preferred Pricing Arrangement)

[**]

Attachment 7

Exhibit N

Revised Special Offering Attachment for VM Charges on IBM System [**] Machines

Customer Agreement

Special Offering Attachment for VM Charges

The terms of this Special Offering Attachment for VM Charges (“Attachment”) are in addition to those of the IBM Customer Agreement, Agreement Number JJT-0003 (“ICA”), and the IBM International Program License Agreement (“IPLA”) in effect between us. Travelport accepts the terms of this Attachment by making any payment for IBM Programs utilizing the charging structure described below.

1.	Definitions

LPAR	Logical partitions in which an IBM Program runs.

MSUs	Millions of Service Units per hour. Units of workload capacity of an Eligible Machine.

2.	Eligible Programs

The following Programs are eligible for the special pricing described in this Attachment (collectively, the “Eligible Programs”):

A.	VM OTC:

Product Number	Product
[**]	[**]

The Programs listed above are one-time-charge Programs licensed under the terms of the IPLA (collectively, the “VM OTC Programs”). The subscription and support (“Software Maintenance”) for such VM OTC Programs is provided under the terms of the IBM Agreement for the Acquisition of Software Maintenance (“IAASM”).

VM Restricted Use License (RUL) – Dynamic I/O Configuration Support of TPF:

Travelport may use [**] (and version upgrades) in association with its licensed use of [**] to provide operational support for TPF. [**] function is limited to Dynamic Input/Output configuration support of TPF workloads in the defined LPAR(s) aligned to the size of an engine(s). Any other use, specifically doing general development support or running CMS guests for test partitions is not permitted without a full separate [**] license for every CPU applicable. Travelport must maintain [**] (RUL) license entitlement for the IFL or GP engines used in support of this function.

This RUL for Dynamic IOCP Support applies to the following Travelport environments/LPARS:

•	[**]

B.	VM MLC:

[**]

[**]

Systems In Report:	System Name	MTM
[**]	[**]	[**]

Product Number	Product Name	Software Serial
[**]	[**]	[**]

[**]

[**]

Systems In Report:	System Name	MTM
[**]	[**]	[**]

Product Number	Product Name	Software Serial
[**]	[**]	[**]

[**]

[**]

Systems In Report:	System Name	MTM
[**]	[**]	[**]

Product Number	Product Name	Software Serial
[**]	[**]	[**]

The Programs listed above are monthly license charge Programs licensed under the terms of the ICA (collectively, the “VM MLC Programs”). The Software Maintenance for such VM MLC Programs is provided under the IAASM.

Travelport represents that all of the Eligible Programs described above will be run on shared LPARs on the following Machines up to the following MSUs:

Machine Serial:	[**]

VM LPAR Name(s):	[**]
VM LPAR engine boundary capacity (in MSUs):	[**]

Machine Serial:	[**]

VM LPAR Name(s):	[**]
VM LPAR engine boundary capacity (in MSUs):	[**]

Machine Serial:	[**]

VM LPAR Name(s):	[**]
VM LPAR engine boundary capacity (in MSUs):	[**]

3. Charges

As long as the following conditions are met, IBM agrees to charge Travelport only for the capacity on which the Eligible Programs are running:

•	The Eligible Programs and any TPF guest workload must reside in a PR/SM LPAR provided that the LPAR(s) align to a full engine(s) boundary;

•	Travelport has and must continue to license [**], to the number of shared VM engine(s);

•	VM MLC Program licensing and charging is at the MSU capacity of the engine(s) in the LPAR(s) shown above;

•	VSE and z/OS guest workloads are not allowed in the shared LPAR(s);

•	Must provide Call Home data of the VM LPAR(s) size annually; and

•

If VM LPAR exceeds the engine boundary capacity as set forth in the table above, Travelport must notify IBM and the Parties will review the terms, conditions and pricing described in this Attachment and make adjustments thereto.

4. Your Responsibilities

You agree to:

(1)	promptly install any enabling code for IBM Programs or IBM System z Licensed Internal Code (“LIC”), if any, required for the pricing described in this Attachment.

(2)	notify IBM if you elect to convert from the pricing described in this Attachment to another form that is generally available to you.

(3)	configure your Machine to send Transmit System Availability Data (TSAD) weekly to IBM via the Remote Support Facility (RSF). This enables IBM to verify that the product LPAR utilization capacity MSUs are consistent with your actual Machine configuration. Failure to submit TSAD may result in IBM VM MLC Programs being charged on a Full Capacity MSU basis.

(4)	assign a person in your organization with authority to discuss and promptly resolve any questions or inconsistencies concerning VM OTC or VM MLC sub-capacity, current license entitlement, and configuration data reported via the RSF for the Machines running VM.

5.	General

By accepting these special terms, Travelport agrees to allow IBM to audit Travelport’s compliance with the terms of this agreement upon reasonable prior notice to Travelport from IBM. Travelport understands that IBM may use information IBM has about the Travelport Enterprise’s system in its audit activities and agrees to provide IBM with machine access and/or copies of system tools outputs and/or other system information as appropriate to conduct such audits.

In the event that IBM makes generally available a sub-capacity offering supported under VM or makes Dynamic I/O configuration support available in [**] on terms that are as favorable to Travelport as the terms of this Attachment, then Travelport shall act in good faith in using such sub-capacity offering and/pr Dynamic I/O configuration in lieu of the provisions of this Attachment and, to the extent that Travelport is so using such capabilities, this Attachment shall terminate. Otherwise, this Attachment shall be valid through the termination or expiration of the AMO Agreement. The terms in this Attachment are IBM Confidential.

Attachment 8

Exhibit P

Table for [**] Engine Deactivation Credit for Maintenance Services

Monthly maintenance pricing “per processor” chart

•	These prices are to be used for downgrades only and cannot used for upgrades.

•	Pricing is based on Travelport’s discount structure.

•	These rates are for standard, non specialty, Engines only.

•

There are other features that affect the maintenance price on a [**] so these rates should not be used as a total maintenance price on the Machine (meaning it should not be assumed the price for a z Machine will only come from this chart.)

Feature Code	Description	[**] Series	Monthly Amount Per Feature Code

[**]	[**]	[**]	[**]

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